         As filed with the Securities and Exchange Commission on July 23, 1999.
                                              Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           _________________________

                                    FORM S-8


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           _________________________


                            CEC ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


              Kansas                                   48-0905805
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)


      4441 West Airport Freeway                          75062
            Irving, Texas                              (Zip Code)
(Address of principal executive offices)


                            CEC ENTERTAINMENT, INC.
                      1997 NON-STATUTORY STOCK OPTION PLAN
                            (Full title of the plan)

                               Richard M. Frank
               Chairman of the Board and Chief Executive Officer
                            CEC Entertainment, Inc.
                           4441 West Airport Freeway
                              Irving, Texas 75602
                                (214) 258-8507
(Name, address and telephone number, including area code, of agent for service)

                                with a copy to:

                                Alan G. Harvey
                               Baker & McKenzie
                         2001 Ross Avenue, Suite 4500
                              Dallas, Texas 75201
                           _________________________

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                Proposed maximum      Proposed maximum
Title of securities to be     Amount to be     offering price per    aggregate offering        Amount of
 registered (1)               registered           share (2)             price (2)        registration fee
-----------------------------------------------------------------------------------------------------------
Common Stock,                900,000 Shares       $46.34375             $41,709,375            $11,596
par value $.10 per share
===========================================================================================================

(1) Shares of common stock of CEC Entertainment, Inc. (the "Company"), par value $.10 per share (the "Common Stock"), being registered hereby relate to the CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on July 20, 1999, as reported on the New York Stock Exchange.

                          INCORPORATION BY REFERENCE


     The 900,000 shares of Common Stock being registered hereby shall be issued under the Plan, which was amended effective June 24, 1999, to increase the number of shares of Common Stock available for issuance under the Plan. Pursuant to Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8, as filed with Securities and Exchange Commission on November 26, 1997, Registration No. 333-41039, is incorporated by reference herein.


Item 8.  Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit No.       Description
----------        -----------

4.1 CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan, as amended (incorporated by reference to Exhibit B to the Company's 1999 Proxy Statement filed with the Securities and Exchange Commission on May 20, 1999).

4.2 Specimen form of certificate representing Common Stock, par value $.10 per share (incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1990).

4.3 Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit A to the Company's 1999 Proxy Statement filed with the Securities and Exchange Commission on May 20, 1999).

4.4 Bylaws of the Company (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994).

5                 Opinion of Baker & McKenzie.*

23.1              Consent of Baker & McKenzie (See Exhibit 5).*

23.2              Consent of Deloitte & Touche LLP.*

24 Power of Attorney (included on the signature page of the Registration Statement).*

________________
* filed herewith

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on July 23, 1999.


                                       CEC ENTERTAINMENT, INC.



                                       By:   /s/ MICHAEL H. MAGUSIAK
                                            ---------------------------
                                             Michael H. Magusiak
                                             President


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Richard M. Frank or Michael H. Magusiak to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Richard M. Frank or Michael H. Magusiak as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                                             Date
-------------------------         -----                                             ----

/s/ RICHARD M. FRANK              Chairman of the Board of Directors, Chief         July 23, 1999
-------------------------         Executive Officer and Director (Principal
Richard M. Frank                  Executive Officer)


/s/ MICHAEL H. MAGUSIAK           President and Director                            July 23, 1999
-------------------------
Michael H. Magusiak


/s/ LARRY G. PAGE                 Executive Vice President, Chief Financial         July 23, 1999
-------------------------         Officer and Treasurer (Principal Financial
Larry G. Page                     and Accounting Officer)


/s/ RICHARD T. HUSTON             Executive Vice President and Director             July 23, 1999
-------------------------
Richard T. Huston


/s/ TIM T. MORRIS                 Director                                          July 23, 1999
-------------------------
Tim T. Morris


/s/ LOUIS P. NEEB                 Director                                          July 23, 1999
-------------------------
Louis P. Neeb


/s/ CYNTHIA I. PHARR              Director                                          July 23, 1999
-------------------------
Cynthia I. Pharr


/s/ WALTER TYREE                  Director                                          July 23, 1999
-------------------------
Walter Tyree


/s/ RAYMOND E. WOOLDRIDGE         Director                                          July 23, 1999
-------------------------
Raymond E. Wooldridge


                                 EXHIBIT INDEX


Exhibit No.       Description
----------        -----------

4.1 CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan, as amended (incorporated by reference to Exhibit B to the Company's 1999 Proxy Statement filed with the Securities and Exchange Commission on May 20, 1999).

4.2 Specimen form of certificate representing Common Stock, par value $.10 per share (incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1990).

4.3 Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit A to the Company's 1999 Proxy Statement filed with the Securities and Exchange Commission on May 20, 1999).

4.4 Bylaws of the Company (incorporated by reference from Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994).

5                 Opinion of Baker & McKenzie.*

23.1              Consent of Baker & McKenzie (See Exhibit 5).*

23.2              Consent of Deloitte & Touche LLP.*

24 Power of Attorney (included on the signature page of the Registration Statement).*

________________
* filed herewith